As filed with the Securities and Exchange Commission on February 24, 2009
Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIBE RECORDS, INC. NEVADA
(Exact name of registrant as specified in its charter)

Nevada	71-0928242
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

824 Old Country Road, P.O. Box 8, Westbury, New York 11590
(Address of principal executive offices) (Zip Code)

2008 –A PROFESSIONAL/CONSULTANT STOCK COMPENSATION PLAN
 (Full title of Plan)

Timothy Olphie
Vibe Records, Inc. Nevada
824 Old Country Road, P.O. Box 8
Westbury, New York 11590
(516) 333-2400
(Name, address and telephone number of agent for service)

With a copy to:
Bradley L. Steere II, Esq.
52 White Street, 4th Floor
New York, N.Y. 10013

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ___	Accelerated filer ___

Non-accelerated filer ____	Smaller reporting company _X_

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, par value $.001 per share	5,000,000 (2)	$.285	$1,425,000	$56.00

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and ask price as reported on the Over-The-Counter Bulletin Board on February 20, 2009.

(2)	Issuable pursuant to the 2008-A Professional/Consultant Stock Compensation Plan dated as of August 25, 2008.

PART I

Item 1. Plan Information.

The Plan

This registration statement covers up to 5,000,000 shares of the common stock, par value $.001 per share, of Vibe Records, Inc. Nevada (the “Registrant”), that have been reserved for issuance to certain of the Registrant’s consultants and employees pursuant to the 2008-A Professional/Consultant Stock Compensation Plan (the “Plan”).

The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Resale Restrictions

Shares issued pursuant to the Plan to Registrant’s employees and consultants who are not affiliates of the Registrant are not restricted in resale or re-offer. Certain executive level employees who receive shares under the Plan will only be able to resell or re-offer such shares by means of a Re-offer Prospectus filed in a post-effective amendment to this Registration Statement and they will be bound by the sale volume limitation of Rule 144.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), and other documents required to be delivered to eligible employees, non-employee directors and consultants pursuant to Rule 428(b) are available from the Registrant without charge by contacting:

Timothy Olphie
Vibe Records, Inc. Nevada
824 Old Country Road, P.O. Box 8, Westbury, New York 11590

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Reference is made to the Registrant's annual report on Form 10-K for the year ended September 30, 2008, as filed with the SEC on January 13, 2009, which is hereby incorporated by reference.

•	Reference is made to the Registrant's quarterly report on Form 10-Q, for the quarter ended December 31, 2008, as filed with the SEC on February 20, 2009, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Forms 8-K, as filed with the SEC on January 26, 2009, which are hereby incorporated by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Our articles of incorporation limit the liability of directors to the maximum extent permitted by the laws of the State of Nevada. Our bylaws provide that we shall indemnify our officers and directors to the fullest extent provided by the laws of the State of Nevada.

Sections 78.7502 and 78.751 of the Nevada General Corporation Laws provides as follows:

NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

a. Is not liable pursuant to NRS 78.138; or

b. Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.   A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

a. Is not liable pursuant to NRS 78.138; or

b. Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a. By the stockholders;

b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

c. If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

d. If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

a. Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

EXHIBIT NUMBER	EXHIBIT

5.1	Legality Opinion of Bradley L. Steere II, Esq.

10.1	2008-A Professional/ Consultant Stock Compensation Plan

23.1	Consent of Bradley L. Steere II, Esq. is included in Exhibit 5.1

23.2	Consent of Scott W. Hatfield CPA

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbury, State of New York on February 23, 2009.

VIBE RECORDS, INC. NEVADA

By:	/s/Tim Olphie
Tim Olphie, Chief Executive Officer, President and Director

By:	/s/Tim Olphie
Tim Olphie, Chief Financial Officer and Director

SIGNATURE	TITLE	DATE

	Chief Executive Officer (Principal Executive Officer),	February 16, 2009
/s/Timothy Olphie	Chief Financial Officer,
Timothy Olphie	President and Director

/s/Thomas Kober	Treasurer and Director	February 13, 2009
Thomas Kober

/s/Robert S. McCoy, Jr.	Director	February 16, 2009
Robert S. McCoy, Jr.

/s/Michael L. Tyler	Director	February 17, 2009
Michael L. Tyler